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                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF POST PROPERTIES, INC.


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
         NAME                                                               STATE OF FORMATION
         ----                                                               ------------------
1.       Addison Circle Access, Inc.                                        Delaware

2.       Addison Circle One, Ltd.                                           Texas

3.       Addison Circle Three, Ltd.                                         Texas

4.       Addison Circle Two, Ltd.                                           Texas

5.       Addison Townhomes One, Ltd.                                        Texas

6.       Akard-McKinney Investment Company, LLC                             Texas

7.       Armada Condominiums, L.P.                                          Georgia

8.       Armada Denver Condominiums, LLC                                    Texas

9.       Armada Homes, Inc.                                                 Delaware

10.      Armada Phoenix Townhomes, LLC                                      Texas

11.      Armada Residences, L.P.                                            Georgia

12.      Briarcliff Commercial Property, LLC                                Georgia

13.      Cumberland Lake, Inc.                                              Georgia

14.      Gateway WW, LLC                                                    Georgia

15.      Greenwood Residential, LLC                                         Texas

16.      P/C 89th Street LLC                                                Delaware

17.      P/C First Avenue LLC                                               Delaware

18.      P/C Times Square LLC                                               Delaware

19.      Post 89th Street, LLC                                              Georgia

20.      Post 1499 Massachusetts, LLC                                       Georgia

21.      Post Apartment Homes, L.P.                                         Georgia

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
22.      Post Asset Management, Inc.                                        Georgia

23.      Post Austin Triangle, L.P.                                         Georgia

24.      Post Aviation, LLC                                                 Georgia

25.      Post Carlyle I, LLC                                                Georgia

26.      Post Construction Services, Inc.                                   Georgia

27.      Post Development Services Limited Partnership                      Georgia

28.      Post GP Holdings, Inc.                                             Georgia

29.      Post Landscape Group, Inc.                                         Georgia

30.      Post LP Holdings, Inc.                                             Georgia

31.      Post Paseo Colorado, LLC                                           Georgia

32.      Post Rice Lofts, LLC                                               Texas

33.      Post Services, Inc.                                                Georgia

34.      Post Times Square, LLC                                             Georgia

35.      Post Travel, Inc.                                                  Georgia

36.      Post Triangle, LLC                                                 Georgia

37.      Post Uptown, LLC                                                   Texas

38.      Post West Avenue, LLC                                              Georgia

39.      Post West Avenue Lofts, L.P.                                       Georgia

40.      Post-AmerUs American Beauty Mill, L.P.                             Georgia

41.      Post-AmerUs Bennie Dillon, L.P.                                    Georgia

42.      Post-AmerUs Rice Lofts, L.P.                                       Georgia

43.      Post-AmerUs Wilson Building II, L.P.                               Georgia

44.      Post-AmerUs Wilson Building, L.P.                                  Georgia

45.      RAM Partners, Inc.                                                 Georgia

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
46.      Residential Ventures, Inc.                                         Georgia

47.      Rice Lofts, LP                                                     Texas

48.      Riverside Villas, LLC                                              Georgia

49.      Rocky Point Management, Inc.                                       Georgia

50.      Rose Hill Associates, LLC*                                         Delaware

51.      STS Loan, L.P.                                                     Georgia

52.      The Clarett Group, LLC                                             New York

53.      Uptown Denver, LLC                                                 Colorado

54.      Villas at Parkway Village, LP                                      Georgia

55.      Villas GP, LLC                                                     Georgia

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